Exhibit 99

CARCO/DCMOT Auto Loan Master Trust: Reconciliation of Cash Flows Collection Period: Mar 1, 2004 through Mar 31, 2004 Accrual Period: Mar 15, 2004 through Apr 14, 2004 Distribution Date: April 15, 2004	Cash Flows Page 1 of 2

	Trust		Series	Series	DCMOT	DCMOT	DCMOT	DCMOT
	Totals		1999-2	2001-A	2002-A	2002-B	2003-A	2004-A	Other
AMOUNTS AVAILABLE FOR DISBURSEMENT
Interest Collections from Seller	41,020,652.30	*	3,496,296.62	5,827,161.04	11,526,252.60	5,763,126.30	8,644,689.45	5,763,126.30	0.00
Principal Collections from Seller	0.00	*	0.00	0.00	0.00	0.00	0.00	0.00
Investment Income on Accounts	14,206.75		3,771.95	6,329.92	1,492.68	746.34	1,119.51	746.34
Balances in Principal Funding Accounts	0.00		0.00	0.00	0.00	0.00	0.00	0.00
Balances in Reserve Fund Accounts	5,600,000.00		2,100,000.00	3,500,000.00	0.00	0.00	0.00	0.00
Balances in Excess Funding Accounts	0.00		0.00	0.00	0.00	0.00	0.00	0.00
Balance in Yield Supplement Accounts	6,400,000.00		2,400,000.00	4,000,000.00	0.00	0.00	0.00	0.00
Other Adjustments	0.00		0.00	0.00	0.00	0.00	0.00	0.00	0.00

Total Available	53,034,859.05		8,000,068.57	13,333,490.95	11,527,745.28	5,763,872.64	8,645,808.96	5,763,872.64	0.00

AMOUNTS DISBURSED
Pass-through Interest to Series Note/Certificateholders	7,006,861.11		630,333.33	994,583.33	1,980,555.56	968,750.00	1,472,500.00	960,138.89
Principal Due to Note/Certificateholders	0.00		0.00	0.00	0.00	0.00	0.00	0.00
Principal to Funding Account	0.00		0.00	0.00	0.00	0.00	0.00	0.00
Move Funds to the Reserve Fund Accounts	5,600,000.00		2,100,000.00	3,500,000.00	0.00	0.00	0.00	0.00
Move Funds to the Excess Funding Accounts	0.00		0.00	0.00	0.00	0.00	0.00	0.00
Move Funds to the Yield Supplement Accounts	6,400,000.00		2,400,000.00	4,000,000.00	0.00	0.00	0.00	0.00
Yield Supplement & Reserve Account to Seller	0.00	*	0.00	0.00	0.00	0.00	0.00	0.00
Service Fees to Seller	6,369,963.37	*	500,000.00	833,333.33	1,831,501.83	915,750.92	1,373,626.37	915,750.92
Defaulted Amounts to Seller	0.00	*	0.00	0.00	0.00	0.00	0.00	0.00
Excess Collections to Seller	27,658,034.57	*	2,369,735.24	4,005,574.29	7,715,687.89	3,879,371.73	5,799,682.59	3,887,982.84	0.00
Excess Funding Account Balance to Seller	0.00	*	0.00	0.00	0.00	0.00	0.00	0.00

Total Disbursements	53,034,859.05		8,000,068.57	13,333,490.95	11,527,745.28	5,763,872.64	8,645,808.96	5,763,872.64	0.00

Proof	0.00		0.00	0.00	0.00	0.00	0.00	0.00	0.00

* Funds Transfer to/(from) Bank of New York: (107,345.64)	TO:	John Bobko/Robert Gruenfel The Bank of New York (212) 815-4389/8325

Cash Flows Page 2 of 2

INSTRUCTIONS TO BANK OF NEW YORK
1.	Receive funds from:
	Chrysler	$0.00
	Investment Income	14,206.75
	Collection Account	7,100,000.00	*
	Reserve & Yield Accounts	0.00
	Balance in Excess Funding Account	0.00
		$7,114,206.75
2.	Distribute funds to:
	Series Note/Certificate Holders	$7,006,861.11
	Chrysler	107,345.64
	Trust Deposit Accounts	0.00
		$7,114,206.75
3.	Verify account balances in Collection, Funding, Reserve & Yield Supplement Accounts.